Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

International Tower Hill Mines Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares, no par value per share	Rule 457(o)	-	-	-	-	-	-	-	-	-
	Debt	Debt Securities	Rule 457(o)	-	-	-	-	-	-	-	-	-
	Other	Warrants (3)	Rule 457(o)	-	-	-	-	-	-	-	-	-
	Other	Rights	Rule 457(o)	-	-	-	-	-	-	-	-	-
	Other	Subscription Receipts	Rule 457(o)	-	-	-	-	-	-	-	-	-
	Other	Units	Rule 457(o)	-	-	-	-	-	-	-	-	-
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(2)	$90,300,000 (1)(4)	$110.20 per million	$9,951.06	-	-	-	-
	TOTAL						$110.20 per million	$9,951.06	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, no par value per share	Rule 415(a)(6)	(4)		$9,700,000 (4)			S-3	333-240276	August 11, 2020	$1,259.06
	Total Offering Amounts					$100,000,000 (1)(4)		$9,951.06
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$9,951.06

(1)	Includes an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $100,000,000, which may be offered by the registrant from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange or exercise of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.

(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Such amount will be set forth in U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $100,000,000 together with the other securities issued hereunder.
(3)	The warrants covered by this registration statement may be debt warrants or common share warrants.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $9,700,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-240276), which was declared effective on August 11, 2020 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $1,259.06 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $90,300,000 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $9,951.06 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.